Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the reference to our firm under the caption “Experts” and to the use of our report dated July  , 2009 in Amendment No. 4 to the Registration Statement (Form S-1) and related Prospectus of Emdeon Inc. for the registration of shares of its Class A common stock.

Ernst & Young LLP
Nashville, Tennessee
The foregoing consent is in the form that will be signed upon completion of the reorganization described in Note 1 to the consolidated financial statements.

/s/ Ernst & Young LLP
Nashville, Tennessee
July 24, 2009